Exhibit 99.1

Global Cooling, Inc. and Subsidiary

Consolidated Financial Statements

December 31, 2020 and 2019

with Independent Auditors’ Report

TABLE OF CONTENTS

Independent Auditors’ Report	1

Consolidated Financial Statements:

Consolidated Balance Sheets	3 - 4

Consolidated Statements of Operations	5

Consolidated Statements of Stockholders’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to the Consolidated Financial Statements	8 - 21

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

of Global Cooling, Inc. and Subsidiary

Athens, Ohio

We have audited the accompanying consolidated financial statements of Global Cooling, Inc. (a Delaware Corporation) and Subsidiary (the Company), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Cooling, Inc. and Subsidiary as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Clark, Schaefer, Hackett & Co.

Columbus, Ohio

April 13, 2021

Global Cooling, Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2020 and 2019

	2020	2019
Assets

Current assets:
Cash and cash equivalents	$237,705	3,197,164
Accounts receivable, trade, net	6,027,323	2,984,471
Receivables, other	65,424	-
Inventory, net	8,529,294	6,435,753
Prepaid expenses	212,667	198,329

Total current assets	15,072,413	12,815,717

Property and equipment:
Machinery	2,771,582	2,526,190
Furniture and equipment	555,276	631,360
Computers and equipment	683,591	776,164
Leasehold improvements	665,652	641,295
Construction in progress	394,290	149,389
	5,070,391	4,724,398
Less accumulated depreciation	1,504,688	2,081,259

Total property and equipment	3,565,703	2,643,139

Other assets:
Deposits	3,700	3,700
Other assets	3,496	4,260
Notes receivable - related party	374,000	374,000

Total other assets	381,196	381,960

Total assets	$19,019,312	15,840,816

See notes to the consolidated financial statements.

Global Cooling, Inc. and Subsidiary

Consolidated Balance Sheets (continued)

December 31, 2020 and 2019

Liabilities and Stockholders' Equity
	2020	2019
Current liabilities:
Line of credit	$757,562	1,198,700
Accounts payable - trade	7,393,945	5,831,777
Customer advances	2,479,658	222,530
Accrued compensation	924,104	523,685
Other accrued expenses	3,560,091	688,446
Long-term debt, current portion	758,750	-
Deferred rent, current portion	-	11,745
Capital lease obligations, current portion	28,826	23,460

Total current liabilities	15,902,936	8,500,343

Long-term liabilities:
Deferred rent, less current portion	116,415	93,964
Capital lease obligations, less current portion	95,467	77,470
Convertible promissory notes payable	1,500,000	-
Long-term debt, less current portion	3,545,236	4,410,145

Total long-term liabilities	5,257,118	4,581,579

Stockholders' equity:
Preferred stock - Series A, 100,000 shares authorized and 83,030 and 82,406 outstanding, par value $40, with liquidation preferences of $4,947,008 and $4,689,564 at December 31, 2020 and 2019, respectively.	3,321,200	3,296,240
Preferred stock - Series B, 60,0000 shares authorized and 59,999 outstanding, par value $.01, with liquidation preferences of $8,345,693 and $512,455 at December 31, 2020 and 2019, respectively.	600	600
Common stock - 600,000 shares authorized and 296,719 and 295,969 outstanding at December 31, 2020 and 2019, respectively, par $.01	2,967	2,960
Additional paid-in-capital	22,165,623	21,408,435
Accumulated other comprehensive income, net of tax	(114,441)	(122,833)
Retained deficits	(27,789,316)	(22,099,133)
	(2,413,367)	2,486,269
Non-controlling interest	272,625	272,625

Total stockholders' equity	(2,140,742)	2,758,894

Total liabilities and stockholders' equity	$19,019,312	15,840,816

See notes to the consolidated financial statements.

Global Cooling, Inc. and Subsidiary

Consolidated Statements of Operations

Years Ended December 31, 2020 and 2019

	2020	2019

Sales, net of discounts and allowances	$39,282,868	35,209,161

Cost of sales	27,050,393	26,617,522

Gross profit	12,232,475	8,591,639

Litigation settlement	4,000,000	-
General and administrative expenses	14,705,958	13,263,623

	18,705,958	13,263,623

Loss from operations	(6,473,483)	(4,671,984)

Other income (expense):
Debt forgiveness	2,084,989	-
Ohio Bureau of Workers Compensation Dividends	40,360	-
Other income	15,120	-
Other expense	(13,976)	-
Interest income	-	20,758
Interest expense	(598,254)	(390,284)

	1,528,239	(369,526)

Loss before income taxes	(4,945,244)	(5,041,510)

Expense for income taxes	-	(1,238,592)

Net loss	(4,945,244)	(6,280,102)

Other comprehensive loss -
Gain (loss) on foreign currency translation	8,392	(4,648)

Total comprehensive loss	$(4,936,852)	(6,284,750)

See notes to the consolidated financial statements.

Global Cooling, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2020 and 2019

				Accumulated
			Additional	Other		Non-
	Preferred	Common	Paid-In	Comprehensive	Retained	Controlling
	Stock	Stock	Capital	Loss	Deficits	Interest	Total

Balance as of January 1, 2019	$3,234,207	2,781	17,997,465	(118,185)	(15,074,803)	265,504	6,306,969

Stock-based compensation on options	-	-	88,175	-	-	-	88,175

Issuance of preferred stock	153	-	1,867,545	-	-	-	1,867,698

Stock options and warrant exercises	62,480	179	718,143	-	-	-	780,802

Accrued dividends on preferred stock	-	-	737,107	-	(744,228)	7,121	-

Loss on foreign currency translation	-	-	-	(4,648)	-	-	(4,648)

Net loss	-	-	-	-	(6,280,102)	-	(6,280,102)

Balance as of December 31, 2019	3,296,840	2,960	21,408,435	(122,833)	(22,099,133)	272,625	2,758,894

Stock-based compensation on options	-	-	(26,819)	-	-	-	(26,819)

Stock options and warrant exercises	24,960	7	39,068	-	-	-	64,035

Accrued dividends on preferred stock	-	-	744,939	-	(744,939)	-	-

Gain on foreign currency translation	-	-	-	8,392	-	-	8,392

Net loss	-	-	-	-	(4,945,244)	-	(4,945,244)

Balance as of December 31, 2020	$3,321,800	2,967	22,165,623	(114,441)	(27,789,316)	272,625	(2,140,742)

See notes to the consolidated financial statements.

Global Cooling, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	2020	2019
Cash flows from operating activities:
Net loss	$(4,945,244)	(6,280,102)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	492,543	490,340
Debt forgiveness	(2,084,989)
Change in deferred tax assets	-	1,238,592
Bad debt expense	10,639	7,862
Provision for obsolete inventory	-	22,639
Deferred rent	10,706	5,905
Stock-based compensation on options	(26,819)	88,175
Amortization of debt cost	24,151	17,022
Effects of changes in operating assets and liabilities:
Accounts receivable	(3,053,491)	1,745,499
Other receivable	(65,424)	-
Inventory, net	(2,093,541)	(2,576,418)
Prepaid expenses	(14,338)	(707)
Accounts payable - trade	1,562,168	1,683,731
Other assets	764	(4,260)
Customer advances	2,257,128	6,309
Other accrued expenses	2,871,645	(318,846)
Accrued compensation	400,419	(114,905)

Net cash flows from operating activities	(4,653,683)	(3,989,164)

Net cash flows from investing activities:
Purchase of property and equipment	(1,368,103)	(1,211,462)

Cash flows from financing activities:
Payments on capital lease obligations	(23,641)	(14,587)
Borrowings (payments) on line of credit	(571,448)	(251,300)
Proceeds from notes payable	-	1,750,000
Proceeds from payroll protection program loan and JobsOhio Loan	2,084,989	-
Proceeds from convertible notes payable	1,500,000	-
Payments of debt issuance cost	-	(32,794)
Issuance of preferred stock	-	1,867,698
Stock options and warrant exercises	64,035	780,802

Net cash flows from financing activities	3,053,935	4,099,819

Foreign currency translation adjustment	8,392	(4,648)

Decrease in cash	(2,959,459)	(1,105,455)

Cash and cash equivalents, beginning of year	3,197,164	4,302,619

Cash and cash equivalents, end of year	$237,705	3,197,164

See notes to the consolidated financial statements.

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The following accounting principles and practices of Global Cooling, Inc. and Subsidiary (collectively, the Company) are set forth to facilitate the understanding of data presented in the consolidated financial statements.

Nature of operations

Global Cooling, Inc. is engaged primarily in the manufacturing and retail sales of environmentally friendly, ultra-low temperature freezers, which are currently used worldwide by life science, pharmaceutical, biomedical/clinical, and biotechnology customers. The Company also provides parts, maintenance, and repair services for the products they sell.

Global Cooling B.V. (GCBV), a Dutch Company, is a licensing company. GCBV licenses various intellectual properties to manufacturers worldwide. In 2008, Global Cooling, Inc. became a majority owner in GCBV.

Principles of consolidation

The consolidated financial statements include the accounts of Global Cooling, Inc. and GCBV. All inter-company balances and transactions have been eliminated in consolidation.

Basis of accounting

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Revenue recognition

The Company derives its revenues primarily from the sale of manufactured freezers. Revenues are recognized when control of these products are transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products and services. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Shipping and freight cost charged to customers are reported within revenue. Incidental items that are immaterial in the context of the contract are recognized as expense. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. Costs incurred to obtain a contract will be expensed as incurred when the amortization period is less than a year.

Revenue from performance obligations satisfied at a point in time consists of the sale of manufactured freezers. For performance obligations related to the sale of manufactured freezers, control transfers to the customer at a point in time. The Company’s principal terms of sale are FOB Shipping Point and FOB Destination and the Company transfers control and records revenue for product sales either upon shipment or delivery to the customer, respectively.

The nature of the Company’s business gives rise to variable consideration, including allowances and returns that generally decrease the transaction price which reduces revenue. These variable amounts are generally credited to the customer, based on product returns or price concessions, and based upon the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are made based upon historical experience and known trends.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Shipping and freight cost

Shipping and freight costs incurred by the Company are included in cost of goods sold.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

Accounts receivable

The Company records accounts receivable when the control of the product is transferred to the customer and amounts are stated at the amount billed to the customer net of any allowance for doubtful accounts, as needed. Management provides for probable uncollectible amounts through a charge to bad debt expense in the consolidated statements of operations and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that remain outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to receivables. Management has recorded an allowance for doubtful accounts of $853 and $12,345 as of December 31, 2020 and 2019, respectively.

Inventory

Inventory is valued at the lower of cost or net realizable value using the standard cost method, which approximates the first-in, first-out (“FIFO”) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in determining net realizable value and a reserve for obsolescence is recognized if necessary. Cost includes material, labor and applicable manufacturing overhead.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated remaining useful lives of the corresponding assets, which ranges from three to thirty-nine years. Expenditures for repairs or renewal and betterments that extend the useful lives of property and equipment are capitalized. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Warranty reserve

The Company accrued an estimate of its exposure to warranty claims based on current and historical product sales data and warranty cost incurred, which in management’s judgment, is adequate to absorb potential claims. Because of the inherent uncertainties in estimating warranty costs, it is at least reasonably possible that the estimate used will change within the near-term.

Advertising costs

The Company expenses advertising costs as incurred. Advertising expenses of $680,556 and $392,886 were recognized for the years ended December 31, 2020 and 2019, respectively.

Translation of foreign currencies

The current assets and liabilities of GCBV are translated at year end exchange rates, capital transactions are translated based on the historical exchange rate, and revenues and expenses are translated at average rates. Translation adjustments are reported as a separate component of stockholders’ equity.

Other comprehensive income

Comprehensive income is the total of net income plus gains and losses on foreign currency translation adjustments. Accumulated other comprehensive income consisting of accumulated foreign currency gains and losses, is reported in stockholder equity, net of tax.

Income taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Reclassifications

Certain amounts in the 2019 financial statements have been reclassified to conform to the 2020 presentation.

2.	INVENTORY:

Inventory consists of the following at December 31:

	2020	2019

Raw material	$6,318,162	3,899,417
Work in process	1,475,730	1,371,539
Finished goods	735,402	1,164,797

	$8,529,294	6,435,753

3.	INCOME TAXES

The income tax provision consisted of the following at December 31, 2020 and 2019:

	2020	2019
Deferred federal tax expense	$1,051,666	1,003,368
Change in valuation allowance	(1,051,666)	(2,241,960)

Total income tax expense	$-	(1,238,592)

The components of the deferred tax assets at December 31, 2020 and 2019, are as follows:

	2020	2019
Deferred tax assets:
Deferred tax assets	$5,176,521	4,124,855
Deferred tax liabilities	(3,464)	(3,464)
Valuation allowance	(5,173,057)	(4,121,391)

Net deferred tax assets	$-	-

Deferred tax assets are attributable to changes in certain valuation allowances, accrued expenses, and net operating loss carryforward. Deferred tax liabilities result from excess accumulated tax depreciation over book depreciation and differences in losses on assets disposed. Permanent differences result from deductions for life insurance, options compensation, and 50% of meals. The deferred tax assets include a federal net operating loss carryforward of $22,831,954 as of December 31, 2020. If not utilized, federal net operating loss carryforwards of $10,700,638 will expire between 2030 and 2037. Net operating loss carryforwards of $12,131,316 are available indefinitely. Certain changes in the Company’s ownership may occur in the future, which may result in limitations on the amount of loss carry forwards that can be utilized to offset taxable income in the future.

4.	LINE OF CREDIT:

Effective December 16, 2020, the Company obtained a line of credit with a bank which expires in June 2023. The outstanding balance bears interest at a floating rate equal the 3 month LIBOR rate plus 5.50%. The maximum allowed on the line of credit is $5,000,000. The line is secured by all the assets of the Company. The Company’s credit agreement with the bank contains certain restrictions and covenants. The Company must maintain a minimum level of availability on the line of credit. The covenants have been met by the Company as of December 31, 2020.

The Company maintained a line of credit with another bank through December 16, 2020. The outstanding balance bore interest at a floating rate equal the PRIME rate plus 1%. The maximum allowed on the line of credit was $2,000,000. The line was collateralized by 80% of accounts receivable and 40% of eligible inventory. The Company’s credit agreement with the bank contained certain restrictions and covenants. Under those restrictions, the Company had to obtain the consent of the bank to pay dividends or borrow from others. In addition, the Company had to maintain certain levels of excess availability on the line of credit. As of December 31, 2020, the covenants have been met.

5.	PAYROLL PROTECTION PROGRAM LOAN:

The Company received a Paycheck Protection Program (PPP) loan as part of the Coronavirus Aid, Relief, and Economic Security (CARES) Act of $1,484,989 in April 2020. Under the terms of the loan, all or a portion of the loan may be forgiven in accordance with the program requirements. Repayments of unforgiven principal and interest at 1% were to begin in the tenth month following the end of the covered period, as defined, in equal installments over seventeen months. The Company received approval for the forgiveness of the entire amount of the PPP loan from the Small Business Administration in November 2020.

6.	WORKFORCE RETENTION LOAN PROGRAM:

In 2020, the Company received a Workforce Retention Loan of $600,000 through the JobsOhio program. Under the terms of the loan, all or a portion of the loan may be forgiven in accordance with the program requirements. The note is non-interest bearing. Repayments of unforgiven principal are to begin in the thirteenth month from disbursement of the loan, in equal installments over eighty-three months. The Company received approval of the forgiveness in the entire amount of the loan in December 2020.

7.	CONVERTIBLE PROMISSORY NOTES:

During 2020, the Company issued $1,500,000 of convertible promissory notes. The notes are subordinated to all other debts. The promissory notes and accrued interest automatically convert to shares in connection with the qualified financing or non-qualified financing event as defined in the debt agreements. The principal balance and accrued interest will convert at a discounted stock price. However, the discount was contingent upon an event that was not reasonably predictable at the time of debt issuance so no beneficial interest related to the discount conversion price was recorded. The notes accrue interest at a rate of 8% per year. If qualified financing or non-qualified financing is not completed by the end of the term of the notes, the Company will repay the investor’s total debt outstanding and accrued interest. As of December 31, 2020 the outstanding principal totaled $1,500,000 and accrued interest totaled $55,000.

8.	LONG-TERM DEBT:

Long-term debt consists of the following at December 31:

	2020	2019
Note payable to Enhanced Capital Ohio Rural Fund, LLC, interest only payable monthly, beginning November 2019 through February 2021, at an interest rate of 11.5%. Beginning March 1, 2021 payable in quarterly principal payments of $43,750 plus accrued interest through November 2021. Beginning December 1, 2021 payable in quarterly payments of $87,500 plus accrued interest, with a final balloon payment due September 7, 2023. The note was secured by substantially all assets of the Company.	$1,750,000	1,750,000

Note payable to Advantage, interest only payable monthly, beginning December 2018 through December 30, 2020, at an interest rate of LIBOR (1.76% as of December 31, 2019) + 6.50%. Beginning March 1, 2021 payable in quarterly principal payments of $135,000 plus accrued interest, with a final balloon payment due September 7, 2023. The note was secured by substantially all assets of the Company.*	2,750,000	2,750,000

	4,500,000	4,500,000

Unamortized debt discount and debt issuance costs	(196,014)	(89,855)

	4,303,986	4,410,145

Less current portion	758,750	-

	$3,545,236	4,410,145

*Subsequent to year-end, the terms of this note were renegotiated resulting in the delay of principal payments until 2023. Since the terms of the notes were changed prior to issuance of the financial statements, the estimated future maturities of long-term debt has been updated to reflect the revised terms.

Aggregate maturities of long-term debt for the next five years and thereafter are as follows:

Year Ending December 31:
2021	$218,750
2022	350,000
2023	1,481,250
2024	1,400,000
2025	-
Thereafter	1,112,697

$4,562,697

The Company must maintain a certain fixed coverage ratio and certain levels of EBITDA. These requirements were not met and they had been waived by the Banks.

9.	WARRANTY RESERVE:

The warranty liability is included in other accrued expenses in the accompanying consolidated balance sheets. Changes in the Company’s warranty liability were as follows:

	2020	2019

Warranty accrual, beginning of year	$437,410	484,805
Additions to warranty accrual	2,465,334	1,219,422
Actual warranty expenditures	(2,327,265)	(1,266,817)

Warranty accrual, end of year	$575,479	437,410

10.	STOCK OPTION PLAN:

The Company maintains the Global Cooling, Inc. Stock Option Plan (the Plan) to further the long-term growth of the Company by offering competitive incentive compensation to key employees, non-employee directors and consultants of the Company. Options are granted at an exercise price that is at least equal to the fair value of the shares at the date of the grant. Under the terms of the Plan, the Company is authorized to grant incentive and nonqualified stock options as defined under the Internal Revenue Code. The Plan is administered by the Board of Directors (the Board). The Board selects the individuals to whom options will be granted and determines the option exercise price and other terms of each award, subject to the provisions of the Plan. Options vest ratably over the required service period. Options granted under the Plan will expire no later than the tenth anniversary of the grant date.

The total number of awards available for grant under the Plan represents 140,000 and 100,000 shares of the Company’s common stock as of December 31, 2020 and 2019, respectively. At December 31, 2020, there were 79,450 options outstanding for this Plan, 35,074 options that have been exercised and 25,476 remaining shares available for grant under the Plan. At December 31, 2019, there were 57,521 options outstanding for this Plan, 34,324 options that have been exercised and 8,155 remaining shares available for grant under the Plan.

The fair values of the options granted to each employee were estimated on the date of the grant using the Black-Scholes-Merton option pricing model that uses the assumptions concerning expected volatility, expected term, and the expected risk-free rate of return. Expected volatility was estimated by management using similar public company data. The expected term of options granted is stated in the contract. Risk-free rates of return are yields for constant maturity U.S. Treasury Notes maturing approximately at the end of the option life.

The weighted-average grant date fair value of the options granted during 2020 and 2019 was $38.65 and $89.76. The weighted average remaining contractual life of options outstanding at December 31, 2020 and 2019 was approximately two and three years, respectively.

A summary of the status of the Plan as of December 31, 2020 and 2019 and changes during the years then ended were as follows:

		Weighted
		Average
	Options	Exercise Price
Outstanding at January 1, 2019	51,940	$89.76
Granted	20,500	$40.00
Exercised	(1,750)	$57.00
Forfeited	(13,169)	$79.36
Outstanding at December 31, 2019	57,521

Granted	37,100	$38.65
Exercised	(750)	$52.10
Forfeited	(14,421)	$71.27
Outstanding at December 31, 2020	79,450	$62.08

Options exercisable at December 31, 2020	31,780	$74.69

As of December 31, 2020 and 2019, there were total unrecognized compensation costs related to non-vested options granted under this plan of approximately $355,117 and $241,564. The costs are expected to be recognized as the options vest. The stock-based compensation on options that has been recognized for this plan was $(26,819) and $88,175 for the years ended December 31, 2020 and 2019, respectively.

11.	PREFERRED STOCK

At December 31, 2020 and 2019, the Company was authorized to issue up to 100,000 shares of Series A convertible preferred stock (Series A) with a par value of $40. During 2020 and 2019, the Company was authorized to issue up to 60,000 shares of Series B convertible preferred stock (Series B) with a par value of $.01.

The holders of Series A and Series B have various rights and preferences as follows:

Relative ranking

Series B shall rank senior to the Series A and the common stock with respect to the payment of dividends, if any, and redemption and upon liquidation, dissolution or winding up the Corporation. Series A shall rank senior to the Common Stock with respect to the payment of dividends, if any, and redemption and upon liquidation, dissolution or winding up the Corporation.

Voting

Each share of Series A and B has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

Dividends

Dividends accrue at the per annum rate of 7% of the original issue price compounded annually for both Series A and Series B. Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative. All accrued and unpaid cumulative dividends shall be paid before any dividends or other distribution is made to common stockholders. In addition, Series A and Series B are entitled to receive dividends in an amount equal to any cash dividend or distribution paid to common stockholders, when and if declared by the board of directors, based on the number of shares of common stock held on an as-if converted basis, or at a stated rate per share for dividends paid on any class or Series that is not convertible to common stock.

At December 31, 2020 and 2019, the cumulative and unpaid dividends related to the Series A were $1,625,808 or $19.58 per share and $1,393,324 or $16.91 per share, respectively. At December 31, 2020 and 2019, the cumulative and unpaid dividends related to the Series B were $1,024,910 or $17.08 per share and $512,455 or $8.54 per share, respectively. There is a class of preferred shares issued by the consolidated foreign subsidiary that are owned by non-controlling investors. Upon liquidation those investors would be entitled to their original investment and accumulated and unpaid dividends. At December 31, 2020 and 2019, the original investments and accumulated and unpaid dividends related to the preferred shares issued to the non-controlling investors were $272,625.

The cumulative and unpaid dividends are included in additional paid-in capital on the consolidated balance sheets until the dividends are declared for payment.

Conversion

Each share of preferred stock Series A and Series B is convertible, at the option of the holder, at any time, into shares of common stock based on the then effective conversion rate. The effective conversion rate is determined by dividing the original issue price by the conversion price. The conversion price is adjustable for certain diluting issuances or equity instruments. Applying the effective conversion rate at December 31, 2020, preferred stock is convertible into common shares on a share-for-share basis.

All outstanding shares of preferred stock shall automatically be converted into shares of common stock using the effective conversion rate upon the earlier of the closing of an initial public offering of the Company’s common stock in which the per share price is $200 (subject to appropriate adjustment in the event of a stock dividend, stock split, combination or other similar recapitalization with respect to common stock) and the gross proceeds to the Company are at least $25,000,000 or the vote or written consent of the holders of the outstanding Series A and Series B.

Liquidation

In the event of any dissolution, deemed liquidation or winding up of the Company, the Series A and Series B shall be entitled to receive liquidating distributions, before any distribution is made to common stockholders. The holders of shares of Series A and Series B then outstanding shall be entitled to receive an amount per share equal to the original issue price, plus any accrued but unpaid Series A and Series B dividends. If the distributable assets are insufficient to pay the holders of Series A and Series B in full, a pro rata distribution of the assets shall be made to the Series A, only after Series B has been paid in full.

After payment of the full Series A and Series B liquidation preference the preferred stockholders shall be entitled to participate on an as-if converted basis with the holders of the common shares as a single class in the distribution of the remaining assets of the Company.

Put Right

At any time following the five year anniversary of the first sale of Series B, a majority of the holders of preferred stock may elect to have some or all of their outstanding preferred shares redeemed by the Company at the greater of the Series A original issue price per share plus all declared but unpaid dividends or the fair market value of the shares. Management has determined the put right is not a mandatory redemption, and therefore, the preferred shares are classified as equity.

At December 31, 2020 and 2019, the following shares of Series A are reserved for issuance:

	2020	2019

Exercise of warrants issued	-	16,950

Total shares reserved and authorized, but not issued	-	16,950

Total shares issued	83,030	82,406

Total shares committed	83,030	99,356

12.	STOCK WARRANTS

Common Stock

Detachable common stock warrants were issued in conjunction with a note payable issued in 2018. The warrants are fully vested and have a term of ten years. Each common stock warrant can be redeemed for one share of common stock at an exercise price of $76.30 per share. The fair value of the warrants was insignificant, so no additional paid in capital and debt discount were recorded. The total warrants of 459 were exercisable during the year ended December 31, 2018.

Preferred Stock

A total of 18,512 detachable stock warrants were issued in accordance with the Series A Preferred Stock purchase agreement dated October 21, 2013 and the 2011 private placement memorandum and were fully vested. Each preferred stock warrant can be redeemed for one share of preferred stock at an exercise price of $40 per share.

In 2019, there were 1,562 warrants exercised at a price of $40 per share. The total warrants exercisable at December 31, 2019 were 16,590. The weighted average remaining contractual lives of warrants outstanding at December 31, 2019 was one year. In 2020, there were 624 warrants exercised at a price of $40 per share. The remaining warrants expired in March 2020.

13.	COMMON STOCK:

At December 31, 2020 and 2019, the Company was authorized to issue up to 600,000 shares of common stock, with a par value of $0.01, and the following shares of common stock are reserved for issuance:

	2020	2019

Exercise of stock options and other awards under equity plan	79,450	57,521
Exercise of warrants issued	459	459

Total shares reserved and authorized, but not issued	79,909	57,980

Total shares issued	296,719	295,969

Total shares committed	376,628	353,949

14.	RETIREMENT PLAN:

The Company elected a Safe Harbor Profit Sharing Plan available to eligible employees, as defined by the plan document. Participating employees may elect to contribute a portion of their compensation, up to the maximum amount allowed by the Internal Revenue Service. Through April 2020, the Company made safe harbor contributions of 100% of the first 3% and 50% of the next 2% of participating employees’ eligible deferrals. The Company may make additional discretionary contributions to the Plan on behalf of the eligible employees. Employer safe harbor contributions of $80,525 and $206,960 were made for the years ended December 31, 2020 and 2019, respectively. No discretionary contributions were made by the Company for the years ended December 31, 2020 and 2019, respectively.

15.	OPERATING LEASES:

The Company leases equipment and various warehouse, office, and operating facility space under operating leases with terms expiring in various years through March 2028. The following is a schedule by years of future minimum rentals under the leases at December 31, 2020:

Year Ending December 31:

2022	$318,174
2023	311,859
2024	323,859
2025	326,633
Thereafter	1,092,303

$2,372,828

The operating facility lease provides for escalating lease payments. The Company accrued the rent associated with this escalating payments and is amortizing the accrual ratably over the remainder of the lease. Rental expense for the years ended December 31, 2020 and 2019 approximated $455,000 and $400,000, respectively.

16.	CAPITAL LEASES:

The Company has acquired certain office equipment and equipment under capital leases. The leases expire at various dates through November 2025. As of December 31, 2020 and 2019, the equipment and related accumulated amortization recorded under the capital lease that was included in the accompanying balance sheet is as follows:

	2020	2019

Machinery and equipment	$150,458	118,045
Less accumulated depreciation	(39,846)	(20,730)

	$110,612	97,315

Minimum future lease payments under the capital leases remaining at December 31, 2020 are as follows:

Year Ending December 31:
2021	$36,122
2022	36,122
2023	36,122
2024	22,995
2025	10,087

Total minimum payments	$141,448
Less amounts representing imputed interest (5.25% - 6.7%)	17,155

Present value of minimum lease payments	124,293

Less current portion	28,826

$95,467

Amortization of assets held under the capital lease is included in depreciation expense.

17.	CONCENTRATIONS:

Global Cooling, Inc. maintains its cash balances in two financial institutions. Deposits in interest-bearing and non-interest-bearing accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per institution. From time to time, the Company may have balances that exceed the insured limit but has not experienced any losses. Global Cooling B.V. maintains its cash balances at an international financial institution. Cash balances are insured by the Deposit Guarantee and Investor Compensation Act up to $100,000 per institution. The Company has not experienced any such losses and believes it is not exposed to any significant credit risk.

For the years ended December 31, 2020 and 2019, the Company had sales to one customer that made up 59% and 61% of the total sales, respectively and 34% and 46% of total receivables, respectively. Customer balances are continually monitored to minimize the risk of loss.

18.	SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid during the years ended December 31, 2020 and 2019 for interest amounted to $521,743 and $361,610, respectively.

The Company assumed debt on the line of credit to pay for $130,310 in closing cost related to the line of credit assumed in December 2020.

During 2020 and 2019, the company purchased property and equipment through capital leases in the amount of $47,004 and $103,454, respectively.

19.	RISK AND UNCERTAINTIES:

An outbreak of a novel strain of coronavirus (COVID-19) has disrupted supply chains and affected production and sales across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak. Impact of the customers, employees, and vendors cannot be predicted, and the extent to which COVID-19 may impact the Company’s financial condition or results of the operations is uncertain at this time.

20.	SETTLEMENT OF LITIGATION:

In 2019, the Company filed a complaint against a former supplier for violations of an established contract. The supplier also made counterclaims against the Company. The parties to this litigation agreed to negotiate a settlement through mediation based on the terms of the agreement which was concluded on September 15, 2020. As a result of the mediation, all claims and counterclaims have been terminated. The consolidated statements of operations includes a separately stated expense of $4,000,000 related to the settlement of this litigation. The terms of payment required the Company to pay $900,000 on or before September 15, 2020 and $400,000 on or before October 15, 2020. The remaining balance was to be paid by the Company monthly at a rate of $600 per qualifying freezer, as defined in the settlement agreement, shipped to a customer. Upon payment of $1,000,000 the rate per qualifying freezer will be reduced to $300. Any settlement sum not paid within 42 months of the agreement is due in full to the supplier.

21.	SUBSEQUENT EVENTS:

The accompanying consolidated financial statements consider events through April 13, 2021, the date on which the consolidated financial statements were available to be issued.

During 2020, the Company entered into negotiations with a third-party that would result in the sale of Global Cooling, Inc. On March 19, 2021 the Board voted to approve the sale of the Company pending final approval of the stockholders. As of the date of these financial statements, the final vote by the stockholders has not occurred. Management has made no changes, other than the vesting of stock options as of December 31, 2020, on the reporting value of the assets or liabilities that may occur as a result of the change in control in the preparation of the financial statements.